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                                   EXHIBIT 1.1

                                                                 EXECUTION COPY


                                13,800,000 Shares

                       ECHOSTAR COMMUNICATIONS CORPORATION

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                               December 2, 1999


DONALDSON, LUFKIN & JENRETTE
         SECURITIES CORPORATION
ALLEN & COMPANY INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH
         INCORPORATED
As representatives of the several Underwriters
         named in Schedule I hereto
c/o Donaldson, Lufkin & Jenrette Securities Corporation
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

         Certain stockholders of EchoStar Communications Corporation, a Nevada corporation (the "COMPANY"), named in Schedule II hereto (the "SELLERS") severally propose to sell to the several underwriters named in Schedule I hereto (the "UNDERWRITERS"), the number of Firm Shares (as defined below) set forth opposite such Seller's name in Schedule II hereto, constituting an aggregate of 12,000,000 shares of the Class A Common Stock, par value $.01 per share, of the Company (the "FIRM SHARES"), all of which such Shares are to be sold by the Sellers, each Seller selling the amount set forth opposite such Seller's name in
Schedule II hereto. The Sellers also propose to sell to the several Underwriters not more than an additional 1,800,000 shares of the Class A Common Stock, par value $.01 per share, of the Company (the "ADDITIONAL SHARES") if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter referred to collectively as the "SHARES". The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK".



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SECTION 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "ACT"), a registration statement on Form S-3, including a related prospectus, and each supplement thereto, relating to the Shares. The Company will cause the prospectus, properly completed, and any supplement thereto, to be filed with the Commission pursuant to Rule 424(b) within the time period prescribed and will provide the Underwriters with satisfactory evidence of timely filing. The Company has complied with the conditions for the use of Form S-3. The registration statement, as amended, at the time it became effective, including the exhibits thereto, the information incorporated by reference therein and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 461(a) under the Act, is hereinafter referred to as the "REGISTRATION STATEMENT"; and the prospectus, including any prospectus supplement thereto relating to the Shares, in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS". If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "RULE 462(b) REGISTRATION STATEMENT"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

         SECTION 2. Agreements to Sell and Purchase and Lock-Up Agreements. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, (i) each Seller agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite such Seller's name in Schedule II hereto and (ii) each Underwriter agrees, severally and not jointly, to purchase from each Seller at a price per Share of $71.00 (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I hereto bears to the total number of Firm Shares.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) each Seller agrees, severally and not jointly, to sell the Additional Shares set forth opposite such Seller's name in Schedule II hereto and (ii) the Underwriters shall have the right to purchase, severally and not jointly, up to 1,800,000 Additional Shares from the Sellers at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Sellers within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate


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number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and (ii) no later than ten business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Sellers the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Sellers as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

         Each of the Sellers agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or
(ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 180 days after the date of the Closing Date (as defined below) without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation and the Company, which consent the Company may withhold in its sole discretion. Each Seller agrees that, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, it will not make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. Each Seller shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by such Seller to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 180 days after the date of the Prospectus, without the prior written consent of Donaldson, Lufkin & Jenrette Corporation, (A) engage in any of the transactions described in the first sentence of this paragraph or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; provided, that any such agreement shall not relieve any other obligation such Seller otherwise has to the Company.

         SECTION 3. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.


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         SECTION 4. Delivery and Payment. The Shares shall be represented by definitive certificates and shall be issued in such authorized denominations and registered in such names as Donaldson, Lufkin & Jenrette Securities Corporation shall request no later than two business days prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be. The Shares shall be delivered by or on behalf of the Sellers, with any transfer taxes thereon duly paid by the respective Sellers, to Donaldson, Lufkin & Jenrette Securities Corporation through the facilities of The Depository Trust Company ("DTC"), for the respective accounts of the several Underwriters, against payment to the Sellers of the Purchase Price therefore by wire transfer of Federal or other funds immediately available in New York City. The certificates representing the Shares shall be made available for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, at the office of DTC or its designated custodian (the "DESIGNATED OFFICE"). The time and date of delivery and payment for the Firm Shares shall be 9:00 A.M., New York City time, on December 8, 1999 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Sellers shall agree in writing. The time and date of delivery and payment for the Firm Shares are hereinafter referred to as the "CLOSING DATE". The time and date of delivery and payment for any Additional Shares to be purchased by the Underwriters shall be 9:00 a.m., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Sellers shall agree in writing. The time and date of delivery and payment for any Additional Shares are hereinafter referred to as an "OPTION CLOSING DATE".

         The documents to be delivered on the Closing Date or any Option Closing Date on behalf of the parties hereto pursuant to Section 9 of this Agreement shall be delivered at the offices of Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York and the Shares shall be delivered at the Designated Office, all on the Closing Date or such Option Closing Date, as the case may be.

         SECTION 5.  Agreements of the Company.  The Company agrees with you:

         (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and
(v) of the happening of any event during the period referred to in Section 5(d) below which


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makes any statement of a material fact made in the Registration Statement or the
Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b) To furnish to you five photocopies of signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

          (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; provided, that the Company shall have the right to make such further amendments as are required by law to be made and shall forthwith notify you of any such amendment; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its reasonable best efforts to cause any such amendment to the Registration Statement to become promptly effective.

          (d) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

          (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that


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the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request in writing.

          (f) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters at the expense of the Sellers in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

          (g) To mail and make generally available to its stockholders as soon as practicable an earnings statement covering the twelve-month period ending December 31, 2000 that shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

          (h) During the period of three years after the date of this Agreement, to furnish to you upon your written request copies of all reports or other communications furnished to the record holders of Common Stock or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

          (i) To use its best efforts to list for quotation the Shares on the Nasdaq National Market and to maintain the listing of the Shares on the Nasdaq National Market for a period of three years after the date of this Agreement.

          (j) To use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

          (k) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in


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compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement.

         SECTION 6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and each Seller that:

         (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

         (b)(i) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act, including the conditions for use of Form S-3, (iii) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or with respect to the information described in Section 7(h) hereof.

         (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not



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misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or with respect to the information described in Section 7(h) hereof.

         (d) Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be in good standing or so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

         (e) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries, except as otherwise disclosed in the Registration Statement.

         (f) All the outstanding shares of capital stock of the Company (including the Shares to be sold by the Sellers) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares to be sold by the Sellers have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable.

         (g) The entities listed on Schedule B hereto are the only subsidiaries, direct or indirect, of the Company. All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "LIEN").

         (h) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

         (i) Except as disclosed in the Registration Statement or Prospectus, neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement,



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covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

         (j) Each of this Agreement and the instruments contemplated herein to which the Company is a party (collectively, the "OPERATIVE DOCUMENTS") has been duly and validly authorized by all necessary corporate action on the part of the Company and has been executed and delivered by the Company.

         (k) Each of the Operative Documents will be legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws effecting creditors' rights generally and (ii) rights of acceleration and availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date each of the Operative Documents will conform as to legal matters at the description thereof in the Prospectus.

         (l) The execution, delivery and performance of the Operative Documents by the Company and compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, or violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company or any of its subsidiaries or their respective property, or result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company or any of its subsidiaries is or may be subject, or result in the termination or revocation of any Authorization (as defined) of the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization.

         (m) To the best knowledge of the Company, except as set forth in the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.

         (n) To the best knowledge of the Company, no action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of any of the Operative Documents, the sale of the Shares or suspends the sale of the Shares in any applicable jurisdiction; and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the sale of the Shares in any applicable jurisdiction.

         (o) To the best knowledge of the Company, neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

         (p) To the best knowledge of the Company, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

         (q) Except as set forth in the Prospectus, each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Except as set forth in the Prospectus, each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto except where such failure to comply would not have a Material Adverse Effect; and except as set forth in the Prospectus, no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or result or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization except where any such event would not have a Material Adverse Effect; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

         (r) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and the its subsidiaries, in each case free and clear of all Liens and defects, except such as are described in the Prospectus or such others as do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Company's subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case, except as described in the Prospectus.

         (s) Except as set forth in the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("INTELLECTUAL PROPERTY") currently employed by them in connection with the business now operated by them, except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect; and, except as set forth in the Prospectus, neither the Company nor any of the Company's subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

         (t) Except as set forth in the Prospectus, the Company and each of its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

         (u) Except as set forth in the Prospectus, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand, which are required by the Act to be described in the Prospectus.

         (v) To the best knowledge of the Company there is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or threatened against the Company or any of its subsidiaries before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any of its subsidiaries or (iii) union representation question existing with respect to the employees of the Company or any of its subsidiaries, except in the case of clauses (i), (ii) and (iii) for such actions which, singly or in the aggregate, would not have a Material Adverse Effect. To the best knowledge of the Company, no collective bargaining organizing activities are taking place with respect to the Company or any of its subsidiaries, except for such actions specified in clause (i), (ii) or (iii) above, which, singly or in the aggregate, would not have a Material Adverse Effect.

         (w) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (x) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

         (y) The accountants, Arthur Andersen LLP, that have certified the financial statements and supporting schedules incorporated by reference in the Registration Statement are independent public accountants with respect to the Company, as required by the Act and the Exchange Act. The historical financial statements, together with related schedules and notes, incorporated by reference in the Prospectus comply as to form in all material respects with the requirements applicable to registration statements on Form S-3 under the Act.

         (z) The consolidated financial statements incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company.

         (aa) The Company is not an "investment company", as such term is defined in the Investment Company Act of 1940, as amended.

         (bb) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the sale of the Shares to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

         (cc) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

         (dd) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

         (ee) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

         (ff) Neither the Company nor any of the Company's subsidiaries has taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of the Company's subsidiaries to facilitate the sale or resale of the Shares.

         (gg) Other than this Agreement and as set forth on Exhibit A, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

         (hh) Except for the Shares being offered by the Sellers pursuant to this Agreement, there are no holders of securities of either the Company or any of its subsidiaries who, by reason of the filing or the execution by the Company of this Agreement or the consummation of the transactions contemplated herein, have the right to request or demand that the Company or any subsidiary of the Company register under the Act securities held by them.

         (ii) To the best knowledge of the Company and its subsidiaries and except as set forth in the Registration Statement and the Prospectus, all Information Systems and Equipment (defined below) are either Year 2000 Compliant (as defined below), or any reprogramming, remediation, or any other corrective action, including the internal testing of all such Information Systems and Equipment, will be completed by December 31, 1999 except for any failure to be Year 2000 Compliant and any reprogramming, remediation or other corrective action not completed by December 31, 1999, that could not reasonably be expected to have a Material Adverse Effect. To the best knowledge each of the Company and its subsidiaries and except as set forth in the Registration Statement and the Prospectus, to the extent that such reprogramming/remediation and testing action is required, the cost thereof, as well as the cost of the reasonably foreseeable consequences of failure to become Year 2000 Compliant, to the Company and its subsidiaries (including, without limitation, reprogramming errors and the failure of other systems or equipment) could not reasonably be expected to have a Material Adverse Effect.

         "Year 2000 Compliant" means that all Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing and sequencing), before, during and after the Year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, other Information Systems and Equipment, shall accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performs today and shall not otherwise impair in any material respect the accuracy or functionality of Information Systems and Equipment.

         "Information Systems and Equipment" shall mean all computer hardware, firmware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by the Company and its subsidiaries, including through third-party service providers, and which, in whole or in part, are used, operated, relied upon, or integral to, the conduct of the business of the Company or its subsidiaries; provided that Information Systems and Equipment does not include any of the foregoing of any third party customer or vendor which is not owned, licensed, leased, operated or otherwise controlled by the Company and its subsidiaries.

         The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 9 hereof, counsel to the Company and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

         SECTION 7. Representations and Warranties of the Sellers. Each Seller, severally and not jointly, represents and warrants to each Underwriter and the Company that:

         (a) Such Seller is the lawful owner of the Shares to be sold by such Seller pursuant to this Agreement and has, and on the Closing Date will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

         (b) Such Seller has, and on the Closing Date will have, full legal right, power and authority, and all authorizations and approvals required by law, to enter into this Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Seller in the manner provided herein.

         (c) This Agreement has been duly authorized, executed and delivered by or on behalf of such Seller.

         (d) [intentionally omitted].

         (e) [intentionally omitted].

         (f) Upon delivery of and payment for the Shares to be sold by such Seller pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

         (g) The execution, delivery and performance of this Agreement, the compliance by such Seller with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Seller, or any material indenture, loan agreement, mortgage, lease or other material agreement or instrument to which such Seller is a party or by which such Seller or any property of such Seller is bound or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Seller or any property of such Seller.

         (h) The information in the Registration Statement or the Prospectus under the caption "Selling Shareholders", "Plan of Distribution" and "Underwriting" which specifically relates to such Seller does not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (i) At any time during the period described in Section 5(d), if there is any change in the information referred to in Section 7(h), such Seller will immediately notify you of such change.

         (j) Each certificate signed by or on behalf of such Seller and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by such Seller to the Underwriters as to the matters covered thereby.

SECTION 8. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls such Underwriters within the meaning of Section 15 of the Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages, liabilities and judgments (the "LOSSES") (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any matter, including any action that could give rise to any such Losses) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses are caused by (i) any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Underwriters furnished in writing to the Company by such Underwriters (or the failure of the

Underwriters to deliver any such document in a timely manner) or (ii) any such untrue statement or omission or alleged untrue statement or omission based upon the information described in Section 7(h) hereof.

         (b) Each of the Sellers, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all Losses caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only insofar as such Losses are caused by any such untrue statement or omission or alleged untrue statement or based upon information relating to such Seller furnished in writing to the Company by or on behalf of such Seller expressly for use therein; provided that the aggregate liability of any Seller pursuant to this Section 8(b) shall be limited to an amount equal to the total proceeds (after deducting underwriting discounts and commissions and expenses) received by such Seller from the Underwriters for the sale of the Shares sold by such Seller hereunder. Notwithstanding the foregoing, the indemnity of the Sellers contained in this Section 8(b) shall not inure to the benefit of any Underwriter (or other indemnified party, as defined below) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the Prospectus.

         (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and its respective directors and officers and each person who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, each Seller and each person, if any, who controls such Seller within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriters but only with reference to information relating to such Underwriters furnished in writing to the Company by such Underwriters expressly for use in the Registration Statement or the Prospectus.

         (d) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to Section 8(c) and either or both of Section 8(a) and Section 8(b), the

Underwriter shall not be required to assume the defense of such action pursuant to this Section 8(d), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for (i) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters, their officers and directors and such control persons of any Underwriters, such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Sellers and such control persons of any Sellers, such firm shall be designated in writing by the Sellers. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all Losses by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

          (e) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause 8(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault referred to in clause 8(e)(i) above but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. As between each Seller and the Underwriters, the relative benefits received by such parties shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting expenses) received by such Seller, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of such Shares, in each case as set forth in the table on the cover page of the Prospectus. As between the Company and the Underwriters, the relative benefits shall be evaluated in the context, among other things, of the services performed by the Underwriters pursuant to this Agreement allowing the Company to fulfill its contractual obligations to the Sellers and the aggregate benefits received by the Company therefrom.

         The Sellers, the Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such Losses. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Seller shall be required to contribute any amount in excess of the amount equal to the total proceeds (after deducting underwriting discounts and commissions and expenses) received by such Seller from the Underwriters for the sale of the Shares sold by such Seller hereunder, less the amount of any indemnification payment made pursuant to Section 8(b) herein. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8(e) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

         (f) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity, and, as between each of the Sellers and the Company, shall not supersede or otherwise affect any agreement between such parties with respect to indemnification or contribution.

         (g) News Corporation hereby designates Arthur M. Siskind, Senior Executive Vice President and General Counsel, News America Incorporated, 1211 Avenue of the Americas, New York, New York 10036, and MCI WorldCom Network Services, Inc. hereby designates Michael Salsbury, Esq., General Counsel, MCI Telecommunications Corporation, 1801 Pennsylvania Avenue, N.W., Washington, D.C. 20006 , as its authorized agent, upon which process may be served in any action which may be instituted in any state or federal court in the State of New York by any Underwriter, any director or officer of any Underwriter or any person controlling any Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 8, and each Seller will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to such Seller, at the address for notices specified in Section 12 hereof.

         SECTION 9. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Shares under this Agreement are subject to the satisfaction of each of the following conditions:

         (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

         (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

         (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by the President and the Chief Executive Officer of the Company, confirming the matters set forth in Sections 6(cc), 9(a) and 9(b) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

         (d) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(d)(i), 9(d)(ii) or 9(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         (e) All the representations and warranties of each Seller contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date and you shall have received on the Closing Date a certificate dated the Closing Date from each Seller to such effect and to the effect that such Seller has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by such Seller on or prior to the Closing Date.

         (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC (who may rely, as to matters governed by Nevada law, on the opinion of Hale Lane Peek Dennison Howard and Anderson), counsel for the Company, to the effect that:

                  (i) The Company and each of its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties as described therein;

                 (ii) The Company and each its subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

                (iii) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

                 (iv) All the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, and are free and clear of any Lien;

                  (v) This Agreement has been duly authorized, executed and delivered by the Company and this Agreement (assuming the due execution and delivery thereof by the Underwriters) is the legally valid and binding agreement of the Company;


                  (vi) The Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the best of such counsel's knowledge after due inquiry, pending before or contemplated by the Commission;

                (vii) The statements under the captions "Description of our capital stock" and "Plan of Distribution" in the Prospectus and Items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

               (viii) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws and, to the best of such counsel's knowledge and except as would not have a Material Adverse Effect, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound or to which any of its properties is subject, or is in violation of any law, statute, rule, regulation, judgment or court decree applicable to the Company or any Company subsidiary; and to the best of such counsel's knowledge, there exists no condition that, with notice, the passage of time or otherwise, would constitute such a default under any such document or instrument;

                  (ix) The execution, delivery and performance of this Agreement and the other Operative Documents and compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require, to such counsel's knowledge, any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except, with respect to the Operative Documents, such as may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of the Company's subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument identified on a schedule to such opinion that is material to the Company and any of the Company's subsidiaries, taken as a whole, to which the Company or any of the Company's subsidiaries is a party or by which the Company or any of the Company's subsidiaries or their respective property is bound, or violate or conflict with any applicable law or any rule or regulation or, to such counsel's knowledge, any judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of the Company's subsidiaries or their respective property, or result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument identified on such schedule to which the Company or any of the Company's subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company or any of the Company's subsidiaries is or may be subject;

                   (x) Except as disclosed in the Prospectus, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of Company's subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.

                  (xi) The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (xii) Except as disclosed in the Prospectus or Exhibit A to this Agreement, such counsel is aware of no holders of securities of either the Company or any of the Company's subsidiaries of this Agreement or the consummation of the transactions contemplated herein that have the right to request or demand that the Company or any of the Company's subsidiaries register under the Act securities held by them.

                  (xiii) The Registration Statement (including any Registration Statement filed under 462(b) of the Act, if any) and the Prospectus and any supplement or amendment thereto (except for financial statements as to which no opinion need be expressed) comply as to form in all material respects with the Act. At the time of filing the Registration Statement, and as of the date of this opinion, the Company complied with the conditions for use of Form S-3.

                  (xiv) To the best of such counsel's knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required under the Act to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been filed, summarized or described.

                  (xv) The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed (or, if an amendment with respect to such document has been filed, when such amendment was filed), complied as to form in all material respects with the Exchange Act.

                  In addition, such counsel will advise that it has participated in conferences with directors, officers and other representatives of the Company and the Subsidiaries, and representatives of the independent public accountants for the Company, at which conferences the contents of the Registration Statement or the Prospectus and related matters were discussed, and, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except as specified, no facts have come to such counsel's attention which lead such counsel to believe that the Registration Statement or the Prospectus on the effective date thereof (or any amendment thereof made prior to the Closing Date, as of the date of such amendment), contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements and related notes, the financial statement schedules and other financial, statistical and accounting data included in the Registration Statement or the Prospectus or any information regarding the Sellers). The opinion of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC described in this Section 9(f) shall be rendered to you at the request of the Company and shall so state therein.

         (g) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of counsel for each Seller, which may include in-house counsel, to the effect that:

                  (i) Such Seller is the lawful owner of the Shares to be sold by such Seller pursuant to this Agreement and, to our knowledge, has good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever;

                 (ii) Such Seller has full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Seller in the manner provided herein and therein;

                (iii) [intentionally omitted];

                 (iv) [intentionally omitted];

                  (v) Assuming the Underwriters are "bona fide purchasers" within the meaning of Section 8-302 of the Uniform Commercial Code as in effect in the State of New York, upon delivery of and payment for the Shares to be sold by such Seller pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever; and

                 (vi) The execution, delivery and performance of this Agreement by such Seller, the compliance by such Seller with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Seller or any material indenture, loan agreement, mortgage, lease or other material agreement or instrument to which such Seller is a party or by which any property of such Seller is bound or (C) violate or conflict with any New York or federal law, rule or regulation, or, to the best of such counsel's knowledge, any judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Seller or any property of such Seller.

         (h) [intentionally omitted]

         (i) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Steptoe & Johnson, regulatory counsel for the Company, in form and substance reasonably satisfactory to the Underwriters and counsel to the Underwriters.

         (j) You shall have received on the Closing Date an opinion, dated the Closing Date, of Paul, Hastings, Janofsky & Walker LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters.


         (k) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Arthur Andersen LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Prospectus.

         (l) The Sellers shall have delivered to you the agreements specified in
Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

         (m) The Shares shall have been duly listed for quotation on the Nasdaq National Market.

         (n) The Company and the Sellers shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Sellers, as the case may be, on or prior to the Closing Date.

         (o) You shall have received on the Closing Date, a certificate of each Seller who is not a U.S. Person (as defined under applicable U.S. federal tax legislation) to the effect that such Seller is not a U.S. Person, which certificate may be in the form of a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

         (p) Each of the opinions described in Section 9(f) and 9(i) and the letter described in Section 9(k) shall have been received by, and shall be addressed to, each of the Sellers. The Underwriters shall not have the power to waive compliance with the conditions set forth in this Section 9(p) without the prior written consent of the Sellers.

         The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

         SECTION 10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

         This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Sellers if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

         If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm

Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters and arrangements satisfactory to you, the Company and the Sellers for purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Sellers. In any such case which does not result in termination of this Agreement, either you or the Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters fails or refuses to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         SECTION 11. Agreements of the Sellers. Each Seller agrees with you and the Company:

         (a) To pay or to cause to be paid all transfer taxes payable in connection with the transfer of the Shares to be sold by such Seller to the Underwriters.

         (b) To do and perform all things to be done and performed by such Seller under this Agreement prior to the Closing Date and to take such action as is required by this Agreement to satisfy all conditions precedent (which conditions are required to be satisfied by such Seller) to the delivery of the Shares to be sold by such Seller pursuant to this Agreement.

         (c) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Company's, and to the extent relevant hereto, the Sellers' obligations under this Agreement, including: (i) the reasonable fees, disbursements and expenses of the Company's counsel, the Company's accountants and any Seller's counsel (in addition to the Company's counsel) in connection with the registration and delivery of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares, (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar and/or depositary, and (vii) all other costs and expenses incident to the performance of the obligations of the Company and the Sellers hereunder for which provision is not otherwise made in this Section, including payment to the Commission the filing fee for any Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act. The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Sellers may otherwise have for allocation of such expenses among themselves.


         SECTION 12. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to EchoStar Communications Corporation, 5701 South Santa Fe Drive, Littleton, Colorado 80120, Attention: General Counsel, telephone number (303) 799-8222, (ii) if to MCI WorldCom Network Services, Inc., 1801 Pennsylvania Avenue, N.W., Washington, D.C. 20006, Attention: General Counsel, telephone number (202) 887-3373, (iii) if to News America Incorporated, News America Incorporated, 1211 Avenue of the Americas, New York, New York 10036, Attention: Arthur M. Siskind, Senior Executive Vice President and General Counsel, and (iv) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Sellers and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company, the officers or directors of the Company, any person controlling the Company, any Seller or any person controlling such Seller, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

         If for any reason the Shares are not delivered by or on behalf of any Seller as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Sellers agree, jointly and severally, to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Sellers shall be liable for all expenses which they have agreed to pay pursuant to Section 11(c) hereof. The Sellers also agree, jointly and severally, to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for any and all fees and expenses (including, without limitation, the fees disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 8 hereof).

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Sellers, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

         This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Sellers and the several Underwriters.

                              Very truly yours,

                              ECHOSTAR COMMUNICATIONS CORPORATION

                              /s/ David K. Moskowitz
                              --------------------------------------------------
                              By: David K. Moskowitz
                                  ----------------------------------------------
                              Title: Secretary, Senior Vice
                                     President and General Counsel

                              NEWS AMERICA INCORPORATED

                              /s/ Lawrence J. Jacobs
                              --------------------------------------------------
                              By: Lawrence J. Jacobs
                              Title: Senior Vice President

                              MCI WORLDCOM NETWORK SERVICES, INC.

                              /s/ Sunit S. Patel
                              -------------------------------------------------
                              By: Sunit S. Patel
                              Title: Treasurer

DONALDSON, LUFKIN & JENRETTE
         SECURITIES CORPORATION
ALLEN & COMPANY INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
MERRILL, LYNCH, PIERCE, FENNER & SMITH
         INCORPORATED

Acting severally on behalf of themselves and the several
         Underwriters named in Schedule I hereto

By   DONALDSON, LUFKIN & JENRETTE
         SECURITIES CORPORATION

J. Tracy Mehr
-----------------------------
By: J. Tracy Mehr
    -------------------------
Title: Vice President

                                   SCHEDULE I



                                                    Number of Firm Shares
                 Underwriters                          to be Purchased

Donaldson, Lufkin & Jenrette Securities
Corporation                                                7,200,000

Allen & Company Incorporated                               1,600,000

Credit Suisse First Boston Corporation                     1,600,000

Merrill Lynch, Pierce, Fenner &
Smith Incorporated                                         1,600,000
                                                          ----------
Total                                                     12,000,000

                                   SCHEDULE II

                                     Sellers


                                                           Number of Firm
           Name                                           Shares Being Sold

News America Incorporated                                       9,612,000
MCI WorldCom Network Services, Inc.                             2,388,000
                                                               ----------
                                            Total              12,000,000

                                  ATTACHMENT A

                             FORM OF LOCK-UP LETTER
           [LETTERHEAD OF NEWS AMERICA INCORPORATED AND MCI WORLDCOM
                            NETWORK SERVICES, INC.]

                               December [ ], 1999



EchoStar Communications Corporation
5701 South Santa Fe Drive
Littleton, Colorado  80120

Donaldson, Lufkin & Jenrette Securities Corporation
Allen & Company Incorporated
Credit Suisse First Boston Corporation
Merrill, Lynch, Pierce, Fenner & Smith Incorporated
      (as representatives of the several Underwriters (as defined) named in Schedule I attached hereto)
c/o Donaldson, Lufkin & Jenrette Securities Corporation
277 Park Avenue
New York, New York 10172

              Re:  Public Offering of Common Stock

Ladies and Gentlemen:

         The undersigned understands that Donaldson, Lufkin & Jenrette Securities Corporation, Allen & Company Incorporated, Credit Suisse First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "REPRESENTATIVES"), as representatives of the several underwriters (the "UNDERWRITERS"), propose to enter into an Underwriting Agreement with EchoStar Communications Corporation, a Nevada corporation (the "COMPANY"), News America Incorporated and MCI WorldCom Network Services, Inc. providing for the public offering (the "PUBLIC OFFERING") by the Underwriters, including the Representatives, of up to Thirteen Million Eight Hundred Thousand (13,800,000) shares of class A common stock, par value $0.01 per share, of the Company (the "COMMON STOCK").

         In consideration of the Underwriters' agreement to purchase and undertake the Public Offering of the Company's Common Stock and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned agrees not to, directly or indirectly, offer, sell, contact to sell, grant any portion to purchase or otherwise dispose of any shares of the Company's capital stock (including, without limitation, shares of the Company's capital stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of the Company's capital stock which may be issued upon exercise of a stock option or warrant) or any securities convertible into or exercisable or exchangeable for such shares of the Company's capital stock or, in any manner, transfer all or a portion of the economic consequences associated with the ownership of the Company's capital stock, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation and the Company, which consent the Company may withhold in its sole discretion, for a period of One Hundred Eighty (180) days after the commencement of the Public Offering.

         In addition, the undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of the Company's capital stock for which the undersigned is the record holder, cause the transfer agent for the Company's capital stock to note stop transfer instructions with respect to such shares of the Company's capital stock on the transfer books and records of the Company and (ii) with respect to any shares of the Company's capital stock for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such shares of the Company's capital stock to cause the transfer agent for the Company to note stop transfer instructions with respect to such shares of the Company's capital stock on the transfer books and records of the Company.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

                      Very truly yours,

                      ---------------------------------------------------------
                           (Signature)

                      ---------------------------------------------------------
                           (Name - Please Type)

                      ---------------------------------------------------------

                      ---------------------------------------------------------

                      ---------------------------------------------------------
                           (Address)

                      ---------------------------------------------------------
                      (Social Security or Taxpayer Identification No.)

                      Number of shares owned or subject to
                      warrants, options or convertible securities:  -----------

                      Certificate number:
                                            -----------------------------------

                                    EXHIBIT A

   [insert any contracts, agreements granting any person the right to require the Company to file a registration statement or to include securities with shares under registration statement in connection with this agreement]


Registration Rights Agreement dated as of June 24, 1999, by and among EchoStar Communications Corporation, MCI Telecommunications Corporation, MCI WorldCom Network Services, Inc., American Sky Broadcasting, LLC and News America Incorporated

Registration Rights Agreement to be dated as of December 8, 1999, between EchoStar Communications Corporation and Donaldson, Lufkin & Jenrette Securities Corporation